                                                                     Exhibit 4.2


                      1995 NONQUALIFIED STOCK OPTION PLAN
                    OF SOUTHERN RESEARCH TECHNOLOGIES, INC.

 Section 1.  Establishment, Purpose and Effective Date of Plan.
 -------------------------------------------------------------

     1.1  Establishment.  Southern Research Technologies, Inc., an Alabama
          -------------
corporation (the "Corporation"), hereby establishes a nonqualified stock option plan for key Employees, Consultants and Directors of the Corporation which shall be known as the "1995 NONQUALIFIED STOCK OPTION PLAN" (the "Plan"). Options issued pursuant to the Plan will not be eligible for incentive treatment within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     1.2  Purpose.  The purpose of the Plan is to advance the interests of the
          -------
Corporation, its subsidiaries and its shareholder (or shareholders) by encouraging and providing for the acquisition of an equity interest in the subsidiaries of the Corporation by key Employees, Consultants and Directors of the Corporation through the grant of nonqualified stock options to key Employees, Consultants and Directors. The Plan is intended to enable the Corporation to attract and retain the services of key Employees, Consultants and Directors upon whose judgment, interest, and special effort the successful conduct of its business operations is largely dependent.

     1.3  Effective Date. The Plan shall become effective on the date it is
          --------------
approved by the Board (the "Effective Date").

Section 2. Definitions.
----------------------

     2.1  Definitions
          -----------

          (a)  "Board" means the Board of Directors of the Corporation.

          (b) "Consultant" means any person, whether an individual, corporation, partnership, limited liability company or other entity, rendering services to the Corporation as an independent contractor who is not paid by the Corporation on a salaried or hourly basis.

          (c) "Corporation" means Southern Research Technologies, Inc., an Alabama corporation.

          (d) "Director" means a member of the Board of Directors of the Corporation.

          (e) "Disability" means the permanent and total inability, by reason of physical or mental infirmity, or both, of a Participant to perform the work customarily assigned to him by the Corporation. The determination of the existence or nonexistence of Disability shall be made by the Board pursuant to a medical examination by a medical doctor selected or approved by the Board.

     (f) "Employee" means the Chairman of the Board, any Vice Chairman of the Board, the President, Secretary or Treasurer of the Corporation, any Vice President of the Corporation, any Assistant Secretary or Assistant Treasurer of the Corporation, any other individual employed by the Corporation whom the Board determines is a key employee.

     (g) "Fair Market Value" means, on any given date (i) if shares of the Subject Stock are not listed or admitted to trade on a national securities exchange and if bid and asked prices for such Subject Stock are not furnished through NASDAQ or a similar organization as described below, the value established by the Board, in its sole discretion, for purposes of the Plan; (ii) if such Subject Stock is listed or admitted to trade on a national securities exchange or national market system, the closing price of the Subject Stock, as published in The Wall Street Journal, so listed or admitted to trade on such date or, if there is no trading of the Subject Stock on such date, then the closing price of the Subject Stock on the next preceding date on which there was trading in such shares; or (iii) if the Subject Stock is not listed or admitted to trade on a national securities exchange or national market system, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information.

     (h) "Option" means the right to purchase Subject Stock at a stated price for a specified period of time.

     (i) "Participant" means an Employee, Consultant or Director designated by the Board to participate in the Plan.

     (j) "Retirement" (including "Early Retirement" and "Normal Retirement") means termination of employment under the terms of the Corporation's then current retirement program.

     (k)  "SBS" means Southern BioSystems, Inc., an Alabama corporation.

     (l)  "SRT-EO" means SRT Electro-Optics, Inc., an Alabama corporation.

     (m) "Subject Stock" means 100,000 shares of the common stock of SRT-EO owned by the Corporation and subject to issuance under this Plan, and 100,000 shares of the common stock of SBS owned by the Corporation and subject to issuance under this Plan.

Section 3. Eligibility and Participation.  Participants in this Plan shall be
----------------------------------------
selected by the Board from among those Employees, Directors and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Corporation's continued growth and development and to its long-term financial success. Participation shall be based on the recommendations of the Corporation's Chief Executive Officer, subject to approval by the Board.

Section 4. Administration.  The Board shall be responsible for the
-------------------------
administration of the Plan. The Board, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

Section 5. Stock Subject to Plan.
--------------------------------

      5.1   Number.  The following number of shares of capital stock shall be
            ------
subject to issuance under this Plan: (a) 100,000 shares of the common stock, par value $.01 per share, of SRT Electro-Optics, Inc., an Alabama corporation, owned by the Corporation; and (b) 100,000 shares of the common stock, par value $.01 per share, of Southern BioSystems, Inc., an Alabama corporation, owned by the Corporation.

       5.2  Unused Stock. In the event any shares of Subject Stock are subject
            ------------
to an Option which, for any reason, expires, terminates or, with the consent of the Participant, is canceled as to such shares, such Subject Stock may again be made subject to an Option pursuant to the Plan.

       5.3  Adjustment in Capitalization.  In the event of any change in the
            ----------------------------
outstanding shares of common stock of SRT-EO or SBS that occurs after the Effective Date by reason of a stock dividend, stock split, recapitalization or other similar corporate change in which the number of shares of the common stock of either SRT-EO or SBS outstanding is increased, decreased or then changed, then the aggregate number of shares of Subject Stock subject to each outstanding Option, and its stated Option Price, and the aggregate number of shares of Subject Stock shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

Section 6. Amendment, Modification, Termination and Duration of Plan.  The Board
--------------------------------------------------------------------
may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment, modification, or termination of the Plan
--------  -------
shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan, until all Subject Stock shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option may be granted under the Plan on or after the tenth (10/th/) anniversary of the Effective Date.

Section 7. Terms of Options
---------------------------

     7.1    Grant of Options.  Subject to the provisions of Sections 3, 5 and 6
            ----------------
hereof, Options may be granted to Employees, Consultants and Directors at any time and from time to time as shall be determined by the Board.

     7.2    Option Agreement. As determined by the Board on the date of grant,
            ----------------
each Option shall be evidenced by a written Option agreement that shall specify the Option price, the duration of the Option, and the number of shares of Subject Stock to which the Option pertains, together with other terms of the Option.

     7.3    Option Price.  Options granted pursuant to the Plan shall have an
            ------------
exercise price that is equal to the Fair Market Value of the Subject Stock held for issuance upon the exercise of such Option on the date such Option is granted, or at such exercise price (whether greater or less than Fair Market Value) determined by the Board.

     7.4    Duration and Vesting of Options. Each Option shall expire at such
            -------------------------------
time as the Board shall determine at the time it is granted, provided, however,
                                                             --------  -------
that no Option shall be exercisable later than the tenth (10/th/) anniversary date of its grant. The Board shall also determine the period over which Options shall vest or otherwise become exercisable, and shall have the authority under this Plan to issue fully-vested Options.

     7.5    Exercise of Options. Options granted under the Plan shall be
            -------------------
exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Participants.

     7.6    Restrictions on Stock Transferability.  The Board shall impose such
            -------------------------------------
restrictions on any shares of Subject Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without
                                                              -------
limitation, the right of first refusal described below, restrictions under
----------
applicable federal securities law, under the requirements of any stock exchange or automated quotation system upon which such shares of Subject Stock are then listed or designated and under any blue sky or state securities laws applicable to such shares.

     7.7    Right of First Refusal. If at any time during a Participant's
            ----------------------
lifetime, following the exercise of all or any portion of an Option granted under this Plan, the Participant shall desire to sell all or any part of the shares acquired by Participant pursuant to such Option (in this Section 7.7, called the "Acquired Stock"), the Participant may sell the same only after offering it to the Corporation in the following manner:

            (a) The Participant shall serve notice upon the Corporation stating that the Participant has received a bona fide offer for the sale of shares of the Acquired Stock and setting forth the following information: (i) the number of shares of the Participant's Acquired Stock proposed to be sold; (ii) the name and address of the person offering to purchase such Acquired Stock; and (iii) the sale price and terms of payment of such sale. Such notice shall also contain an offer by the Participant to sell such shares of the Acquired Stock to the Corporation at the price offered by such bona fide offeror.

               (b) For a period of thirty (30) days after receipt of such notice, the Corporation shall have the right to purchase all or a portion of the shares of Acquired Stock so offered. If the Corporation fails to exercise such right with respect to all or a portion of such shares of Acquired Stock, the Participant shall be free to sell such remaining shares of Acquired Stock to the person named in the aforesaid notice at a price and upon the terms and conditions set forth in such notice; provided, however, that such disposition
                                     --------  -------
shall be made within thirty (30) days following the termination of the right of the Corporation to purchase such shares of Acquired Stock.

               (c) The terms of this Subsection 7.7 shall terminate as to Acquired Stock of a subsidiary of the Corporation upon the successful consummation by such subsidiary of an initial public offering of securities of the class including the Acquired Stock registered under the Securities Act of 1933, as amended, from which such subsidiary receives cash proceeds in excess of $15,000,000.

          7.8  Payment.  The exercise price due upon the exercise of any Option
               -------
shall be payable to the Corporation in full in cash or its equivalent; provided, however, that the Participant may elect to instruct the Corporation to, in lieu of requiring cash payment from Participants to exercise Options issued under the Plan, issue a number of shares of Subject Stock equal to the product of (a) the number of shares of Subject Stock purchasable under the Option, or portion thereof being exercised, and (b) the Fair Market Value of one share of Subject Stock minus the exercise price attributed to such share, divided by (c) the Fair Market Value of one share of Subject Stock. The proceeds from any payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes.

          7.9  Termination of Employment Due to Death, Disability, or
               ------------------------------------------------------
Retirement. In the event the employment of a Participant is terminated by reason
----------
of death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or ninety (90) days after such date of termination of employment, whichever first occurs.

          7.10 Termination of Employment Other Than for Death, Disability, or
               --------------------------------------------------------------
Retirement.  If the employment of the Participant shall terminate for any reason
----------
other than death, Disability, or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or thirty (30) days after such date of termination of employment, whichever first occurs.

          7.11 Non-transferability of Options. No Option granted under the Plan
               ------------------------------
may be sold, transferred, pledged, or assigned, or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution. Further, during the Participant's lifetime, Options granted to such Participant under the Plan are exercisable solely by such Participant.

Section 8. Rights of Employees.  Nothing in the Plan shall interfere with or
------------------------------
limit in any way the right of the Corporation to terminate any person's employment or other relationship with the Corporation at any time, nor confer upon any person any right to continue in the employ of the Corporation.

Section 9. Dissolution; Merger.  Upon the dissolution or liquidation of the
------------------------------
Corporation, SRT-EO or SBS, or upon a reorganization, merger or consolidation of the Corporation, SRT-EO or SBS as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the issue of the Corporation, SRT-EO or SBS, as applicable, or any combination thereof, or upon a sale of substantially all the assets of the Corporation, SRT-EO or SBS to another person, corporation, partnership, limited liability company or other entity, then if the Corporation is the direct subject of such an event this Plan shall terminate, and all Options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options theretofore granted, or the substitution for such Options of options covering the stock of a successor corporation or entity, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided; provided, however, that if either SRT-EO or SBS is the direct subject
          --------  -------
of such a transaction, then this Plan shall terminate only as to Options for the common stock of either SRT-EO or SBS, as applicable, unless provision be made in writing in connection with such transaction for the continuance of the Plan with respect to such Options and/or for the assumption of such Options, or the substitution for such Options of options covering the stock of a successor corporation or entity, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this Plan and such Options theretofore granted shall continue in the manner and under the terms so provided. If the Plan (or its applicability to any Subject Shares of SRT-EO or SBS) and unexercised Options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Corporation shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would, but for this Section 9, not yet be exercisable.

Section 10. Tax Withholding.  Whenever shares of Subject Stock are to be issued
---------------------------
under the Plan, the Corporation shall have the power to require the recipient of the Subject Stock to remit to the Corporation an amount sufficient to satisfy federal, state, and local withholding tax requirements. The Corporation also shall have the power to withhold an appropriate number of shares of Subject Stock sufficient to satisfy federal, state and local withholding tax requirements upon the exercise of an Option under the Plan.

Section 11. Indemnification.  Each person who is or shall have been a member of
---------------------------
the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

Section 12. Requirements of Law; Miscellaneous.
----------------------------------------------

     12.1  Requirements of Law.  The granting of Options for Subject Stock, the
           -------------------
issuance of shares of Subject Stock upon the exercise of an Option , and the sale or transfer of such issued Subject Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     12.2  Governing Law.  The Plan, and all agreements hereunder, shall be
           -------------
construed in accordance with and governed by the substantive laws of the State of Alabama, without regard or reference to the choice of law provisions or laws of such State.

     12.3  Gender and Number.  Except when otherwise indicated by the context,
           -----------------
words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

     12.4  Expenses. The Corporation shall bear the expenses of administering
           --------
the Plan.

                                  * * * *

                             AMENDMENT NUMBER ONE
                                    TO THE
                     SOUTHERN RESEARCH TECHNOLOGIES, INC.
                      1995 NONQUALIFIED STOCK OPTION PLAN

     The following amendment shall be effective as of January 1, 1997:

1.   Amend Section 7.9 Termination of Employment Due to Death, Disability, or
                       ------------------------------------------------------
Retirement by deleting the section and substituting in lieu thereof the
----------
following:

     7.9  Termination of Employment or Termination of Service as a Consultant or
          ----------------------------------------------------------------------
     Director Due to Death, Disability, or Retirement.
     ------------------------------------------------

     In the event a Participant terminates employment with the Corporation or service as a Consultant or Director to the Corporation by reason of death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or ninety (90) days after such date of termination of service or employment, whichever first occurs.

2.   Amend Section 7.10 Termination of Employment Other Than for Death,
                        ----------------------------------------------
Disability, or Retirement by deleting the section and substituting in lieu
-------------------------
thereof the following:

     7.10  Termination of Employment or Termination of Service Other Than for
           ------------------------------------------------------------------
     Death, Disability, or Retirement.  If a Participant terminates employment
     --------------------------------
     or service as a Consultant or Director for any reason other than death, Disability, or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or thirty (30) days after the date of termination of such employment or service, whichever first occurs; provided, however, in the event the Employee terminates employment with the Corporation or a Consultant or Director terminates service with the Corporation for any reason other than death, Disability, or Retirement but continues or within thirty (30), days thereafter begins service as a Consultant or Director or employment as an employee of an affiliate of the Corporation or a company in which the Corporation holds a significant ownership interest, any outstanding Option granted pursuant to the Plan shall continue until the earlier of (A) the expiration date of the Option or (B) thirty (30) days after termination of such service or employment unless termination is by reason of death, Disability or Retirement in which case ninety (90) days shall be applicable. For purposes of this section, "significant ownership interest" shall mean any direct or indirect ownership interest of twenty-five percent (25%) or more of the total combined voting power of all classes of stock entitled to vote or twenty-five percent (25%) or more of the total value of the shares of all classes of stock of the company.

3.   All other provisions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, Southern Research Technologies, Inc. has caused this Amendment Number One to be executed by its authorized officers this _____ day of ____________, 1997.

ATTEST:                      SOUTHERN RESEARCH TECHNOLOGIES, INC.


_________________            By:_____________________________
Secretary
                             Its:____________________________

                             AMENDMENT NUMBER TWO
                                    TO THE
                     SOUTHERN RESEARCH TECHNOLOGIES, INC.
                      1995 NONQUALIFIED STOCK OPTION PLAN

       The following amendment shall be effective as of January 1, 1997:

1.     Amend Section 7.9 Termination of Employment of Service
                         ------------------------------------
as a Consultant or Director Due to Death, Disability, or Retirement by deleting
-------------------------------------------------------------------
the section and substituting in lieu thereof the following:

       7.9    Termination of Employment or Termination of Service as
              ------------------------------------------------------
a Consultant or Director Due to Death, Disability, or Retirement.
----------------------------------------------------------------

       In the event a Participant terminates employment with the Corporation or service as a Consultant or Director to the Corporation by reason of death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or ninety (90) days after such date of termination of service or employment, whichever first occurs, unless the Board shall have authorized an extension of the Option to a period not to exceed the expiration date of the Option.

2.     Amend Section 7.10 Termination of Employment of Service
                          ------------------------------------
as a Consultant or Director Due to Death, Disability or Retirement by deleting
------------------------------------------------------------------
the section and substituting in lieu thereof the following:

       7.10   Termination of Employment or Termination of Service
              ---------------------------------------------------
Other Than for Death, Disability, or Retirement.  If a Participant terminates
-----------------------------------------------
employment or service as a Consultant or Director for any reason other than death, Disability, or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or thirty (30) days after the date of termination of such employment or service, whichever first occurs, unless the Board shall have authorized an extension of the Option to a period not to exceed the expiration date of the Option; provided, however, in the event the Employee terminates employment with the Corporation or a Consultant or Director terminates service with the Corporation for any reason other than death, Disability, or Retirement but continues or within thirty (30) days thereafter begins service as a Consultant or Director or employment as an employee of an affiliate of the Corporation or a company in which the Corporation holds a significant ownership interest, any outstanding Option granted pursuant to the Plan shall continue until the earlier of (A) the expiration date of the Option or (B) thirty (30) days after termination of such service or employment unless termination is by reason of death, Disability or Retirement in which case ninety (90) days shall be applicable, unless the Board shall have authorized an extension of the Option to a period not to exceed the expiration date of the Option. For purposes of this section, "significant ownership interest" shall mean any direct or indirect ownership interest of twenty-five percent (25%) or more of the total combined voting power of all classes of stock entitled to vote or twenty-five percent (25%) or more of the total value of the shares of all classes of stock of the company.

3.     All other provisions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, Southern Research Technologies, Inc. has caused this Amendment Number Two to be executed by its authorized officers this _____ day of ____________, 1997.

ATTEST:                      SOUTHERN RESEARCH TECHNOLOGIES, INC.


____________________         By:_______________________________
Secretary
                             Its:______________________________

                             AMENDMENT NUMBER TWO
                                    to the
                    1995 NONQUALIFIED STOCK OPTION PLAN OF
                     SOUTHERN RESEARCH TECHNOLOGIES, INC.



          THIS INSTRUMENT, made and entered into this 19 day of May, 1998, by SOUTHERN BIOSYSTEMS, INC., an Alabama corporation (the "Company").


                                 R E C I T A L S
                                 - - - - - - - -


          A. Effective as of May 19, 1998, Southern BioSystems, Inc., ("Old SBS") was merged with and into the Company, which was at that time known as Southern Research Technologies, Inc. (the "Merger"). Simultaneously with the Merger, the Company changed its name to Southern BioSystems, Inc.


          B. Prior to the Merger, the Company maintained a stock option plan, known as the 1995 Nonqualified Stock Option Plan of Southern Research Technologies, Inc., as amended by Amendment Number One dated January 1, 1997 (the "SRT Plan"). The SRT Plan provided for grants of options by the Company to certain of its employees, directors, and consultants to acquire shares of common stock in SRT Electro-Optics, Inc. ("SRT EO") and Old SBS owned by the Company. SRT EO was liquidated, and all options issued under the SRT Plan to acquire stock in SRT EO were cashed out. In connection with the Merger, the shares of common stock of Old SBS owned by the Company were canceled. The Company desires to continue the SRT Plan and to substitute one share of common stock of the Company for each share of common stock of Old SBS subject to options outstanding under the SRT Plan at the effective time of the Merger and to substitute one share of common stock of the Company for each share of common stock of Old SBS with respect to which options had not been granted at the time of the Merger but which, but for the cancellation of the Old SBS common stock, would have been available for grants of options under the SRT Plan. Under the terms of the Separation Agreement providing for the Merger, options granted under the SRT Plan to the individuals listed in Exhibit I to acquire shares of common stock of Old SBS were canceled as of the effective time of the Merger.


          NOW, THEREFORE, pursuant to Section 6 of the SRT Plan and the terms of the Separation Agreement providing for the Merger, the Company does hereby amend the SRT Plan as follows:

          1. All references in the SRT Plan to the "Corporation" shall, from and after May 19, 1998, be deemed references to the Company.

          2. All references in the SRT Plan to "Stock" shall be deemed to be references to the common stock of the Company, each share of which shall be deemed to be equal to one share of common stock of Old SBS.


          3. The options granted prior to May 19, 1998, under the SRT Plan to acquire shares of common stock of Old SBS, other than those granted to the individuals named in the Exhibit I, shall be exercisable in accordance with their terms for shares of common stock of the Company on the same basis as if such shares were shares of common stock of Old SBS.


          4. Options granted under the SRT Plan prior to May 19, 1998, to the individuals listed in Exhibit I were canceled in accordance with the terms of the Separation Agreement providing for the Merger and shall not be exercisable after the effective date of the Merger.


          5. Options granted under the SRT Plan to acquire shares of common stock of SRT EO were cashed out and no such option shall be exercisable after the date hereof. No option to acquire shares of common stock of SRT EO shall be granted under the SRT Plan after said date.


          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officer thereunto duly authorized on this 19 day of May, 1998.


                                    SOUTHERN BIOSYSTEMS, INC.


                              By:    /s/ W. B. Smith
                                  -----------------------------------

                              Its:   President
                                   ----------------------------------

                                   Exhibit I
                                   ---------

Herbert Blatter

                                     -14-